SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 12th Avenue South, Nampa, Idaho		83653
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (208) 466-4634

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01. Other Events

        On December 3, 2004, Home Federal Bancorp, Inc.(the "Company"), the proposed holding company for Home Federal Savings and Loan Association of Nampa, issued a press release that it expects to close its mutual holding company formation and related stock offering on December 6, 2004. The Company sold 6,083,500 shares of common stock at $10.00 per share in a subscription offering and issued an additional 146,004 shares to a charitable foundation it created in connection with the reorganization. The total number of shares held by the public will be 6,229,504 shares or 40.96% of the outstanding shares. The mutual holding company will own the remainder of the outstanding shares. The shares of the Company common stock will trade on the NASDAQ National Market System under the symbol "HOME."

        The press release announcing the closing of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

        Exhibit

           99.1     Press Release dated December 3, 2004


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                            HOME FEDERAL BANCORP, INC.

DATE: December 3, 2004                                    By: /s/ Daniel L. Stevens
                                                                                  Daniel L. Stevens
                                                                                  President and Chief Executive Officer


Exhibit 99.1


December 3, 2004                                                                        For more information, contact:
FOR IMMEDIATE RELEASE                                                     Daniel L. Stevens: (208) 468-5162
                                                                                                     dstevens@myhomefed.com

Home Federal Bancorp, Inc. Announces Upcoming Closing of Mutual Holding Company Reorganization and Stock Offering

Nampa, Idaho - December 3, 2004 - Home Federal Bancorp, Inc. ("Home Federal Bancorp"), the holding company for Home Federal Bank ("Home Federal"), announced today that Home Federal's mutual holding company reorganization and the related subscription and community offering of shares of Home Federal Bancorp's common stock are scheduled to close on Monday, December 6, 2004. Trading is expected to commence on Tuesday, December 7, 2004 on the NASDAQ National Market System under the symbol "HOME".

In the stock offering Home Federal Bancorp sold 6,083,500 shares of common stock at $10.00 per share to its qualifying depositors as of December 31, 2002 (Eligible Account Holders in Preference Category No. 1) and Home Federal's employee stock ownership plan. The offering was oversubscribed, and as a result, those subscribers who were not in Preference Category No. 1 will not receive any shares. Subscribers in Preference Category No. 1 may receive a reduced allocation based upon the terms contained in the plan of reorganization and stock issuance described in the prospectus and prospectus supplement. An additional 146,004 shares will be contributed to the Home Federal Foundation, a charitable foundation that has been established by Home Federal and as a result the total number of shares held by the public will be 6,229,504 shares or 40.96% of the outstanding shares. The mutual holding company will own the remainder of the outstanding shares.

Daniel L. Stevens, President and Chief Executive Officer of Home Federal said, "We are pleased by the outstanding support and confidence shown by the depositors of Home Federal, who voted to approve our plan of reorganization and stock issuance and who chose to participate in the offering. We look forward to continuing to provide them with the level of service and products they have come to expect from Home Federal. We intend to use the proceeds of the offering to enhance our ability to grow our franchise in Idaho and expand our products and services."

Upon the closing, which has received final regulatory approval, Home Federal will convert from a federal mutual savings and loan association to a federal stock savings bank, with the concurrent formation of Home Federal Bancorp, Inc. as the stock holding company of Home Federal Bank and the formation of Home Federal MHC as a mutual holding company.

Subscribers may obtain additional information regarding the stock allocations by contacting Home Federal's stock information center at (208) 468-5025.

Home Federal is headquartered in Nampa, Idaho and serves the Treasure Valley of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties. At June 30, 2004, Home Federal had total assets of $519.3 million, deposit accounts of $333.5 million and equity capital of $43.7 million.

This news release contains certain forward-looking statements about the proposed stock issuance by Home Federal Bancorp, Inc. These include statements regarding the proposed offering and anticipated consummation date of the transaction.

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other Government Agency.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in interest rates, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Home Federal and changes in the securities markets.